SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 28, 1996


                             ATC CAPITAL GROUP LTD.
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               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


                                   33-8356-NY
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                             (Commission File No.)


                                   13-3356966
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                        (IRS Employer Identification No.)


 245 Park Avenue, 40th Fl., New York, NY                                10167
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (212) 692-1852

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Item 5.  Other Events.
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     On June 28, 1996, the Company entered into a consulting agreement with
Chris F. Brown, pursuant to which Mr. Brown will provide the Company with advice and services in connection with its establishment of strategic alliances with banks, telecommunications companies, credit card issuers and other related internet software providers. The agreement provides that in consideration of Mr. Brown's consulting services, the Company will issue to Mr. Brown 500,000 shares of its common stock, and a warrant to purchase an additional 500,000 shares of its common stock, at an exercise price of $4.50 per share, such warrant to be exercisable at any time until the second anniversary of the consulting agreement.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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     (c) Exhibits.

     (c)(1) - Consulting Agreement, dated June 28, 1996, between ATC Capital Group, Ltd. and Chris F. Brown.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ATC CAPITAL GROUP LTD.

                                        By:  /s/ Steven A. Saide
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                                             Steven A. Saide,
                                             Secretary

Date:  July 11, 1996